Portions of this exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. The Company undertakes to furnish a copy of all unredacted and omitted schedules and exhibits to the SEC upon its request. HORIZON BANCORP INSIDER TRADING POLICY (AS AMENDED EFFECTIVE MARCH 21, 2023) This Insider Trading Policy (the “Policy”) provides guidelines with respect to transactions in the securities of Horizon Bancorp (the “Company”) and the handling of confidential information about the Company and the companies with which the Company does business. The Company’s Board of Directors has adopted this Policy to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about a company from: (i) trading in securities of that company; or (ii) providing such information to other persons who may trade on the basis of that information. APPLICABILITY AND SCOPE Who Is Subject to this Policy? This Policy applies to all officers of the Company and its subsidiaries, all members of the Company’s Board of Directors and all employees of the Company and its subsidiaries. This Policy also applies to family members, other members of a person’s household and entities controlled by a person covered by this Policy, as described below in “Application of the Policy to You.” What Actions Are Subject to this Policy? This Policy applies to transactions in the Company’s securities (collectively referred to in this Policy as “Company Securities”), including the Company’s common stock, options to purchase common stock, debt securities, or any other type of securities that the Company may issue, while in possession of material nonpublic information. This Policy also applies to transactions in the securities of other publicly traded companies while in possession of material nonpublic information about those companies learned in the course of business activities on behalf of the Company. What Are the Penalties for Violating this Policy? Insider trading violations are pursued vigorously by the Securities and Exchange Commission (the “SEC”), U.S. Attorneys and state enforcement authorities as well as by foreign jurisdictions. Punishment for insider trading violations is severe and, in addition to civil fines, can include criminal fines of up to $5 million and prison terms of up to 20 years. Although regulatory authorities concentrate their efforts on the individuals who trade, or who “tip” inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. An individual’s failure to comply with this Policy also may subject the individual to Company-imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish a person’s reputation and irreparably damage a career.

2 If you are subject to this Policy, then you could incur severe legal penalties and disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws. Given the severity of the potential penalties, compliance with this Policy is absolutely mandatory. Who Is Responsible? Persons subject to this Policy have ethical and legal obligations (i) to maintain the confidentiality of information about the Company and to not engage in transactions in Company Securities while in possession of material nonpublic information; and (ii) to maintain the confidentiality of information and refrain from trading or disclosing material nonpublic information about another company learned in the course of business activities on behalf of the Company. Each individual is responsible for making sure that he or she complies with this Policy, and that any family member, household member or entity whose transactions are subject to this Policy, as discussed below, also comply with this Policy. In all cases, the responsibility for determining whether an individual is in possession of material nonpublic information rests with that individual, and any action on the part of the Company, the Compliance Officer or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. How Is the Policy Administered? The Chief Financial Officer shall serve as the Compliance Officer for the purposes of this Policy, and in his absence, the Assistant Treasurer & Assistant Chief Accounting Officer or another employee designated by the Compliance Officer shall be responsible for administration of this Policy. All determinations and interpretations by the Compliance Officer shall be final and not subject to further review. STATEMENT OF THE COMPANY’S POLICY Company Securities It is the policy of the Company that no director, officer or other employee of the Company (or any other person designated by this Policy or by the Compliance Officer as subject to this Policy) who is aware of material nonpublic information relating to the Company may, directly, or indirectly through family members or other persons or entities:  Engage in transactions in Company Securities, except as otherwise specified in this Policy under the headings “Transactions Under Company Plans,” “Transactions Not Involving a Purchase or Sale” and “Rule 10b5-1 Plans”;  Recommend the purchase or sale of any Company Securities;  Disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, including, but not limited to, family, friends, business associates, investors and consulting firms, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; or  Assist anyone engaged in the above activities. Securities of Other Companies

3 In addition, it is the policy of the Company that no director, officer or other employee of the Company (or any other person designated as subject to this Policy) who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company or an acquisition target, may, directly, or indirectly through family members or other persons or entities:  Engage in transactions in that company’s securities until the information becomes public or is no longer material;  Recommend the purchase or sale of that company’s securities;  Disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, including, but not limited to, family, friends, business associates, investors and consulting firms; or  Assist anyone engaged in the above activities. Exceptions There are no exceptions to this Policy, except as specifically noted herein. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure), or small transactions, are not excepted from this Policy. The securities laws do not recognize any mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. DEFINITIONS Material Nonpublic Information What is “Material” Information? Information is considered “material” if a reasonable investor would consider that information important in making a decision to buy, hold or sell Company Securities. Any information that could be expected to affect the Company’s stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. In other words, the threshold for materiality is low, and any information that has market significance should be regarded as material. If you are subject to this Policy, and you are unsure whether information is material, either presume it is material or consult the Compliance Officer before taking any action to disclose the information or to trade in, or recommend, the securities to which the information relates. It is not possible to define all categories of material information, but some examples of information that ordinarily would be regarded as material are:  Projections of future earnings or losses, or other earnings guidance;  A pending or proposed merger, acquisition or tender offer;  A pending or proposed acquisition or disposition of a significant asset;

4  Significant related person transactions;  A change in dividend policy;  The declaration of a stock split;  An offering of additional securities;  The establishment of a repurchase program for Company Securities;  A change in executive management;  A change in auditors or notification that the auditor’s reports may no longer be relied upon;  Pending or threatened significant litigation or regulatory actions, or the resolution of such matters; and  The potential effect of regulatory developments on the Company. When Is Information “Public”? Information that has not been disclosed to the public is generally considered to be nonpublic information. For information to be “public,” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Information generally would be considered widely disseminated if it has been disclosed through newswire services, a broadcast on widely available radio or television programs, publication in a widely-available newspaper, magazine or news website, or public disclosure documents filed with the SEC that are available on the SEC’s website (such as, for example, periodic Reports on Form 8-K). Disclosure on the Company’s website alone is probably not sufficient to make the information “public” for these purposes. Once information is widely disseminated, the investing public needs sufficient time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until the third business day after the day on which the information is released. If, for example, the Company were to make an announcement on a Monday, you should not trade in Company Securities until Thursday, and if the announcement is made on a Friday, you should not trade until Wednesday. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material nonpublic information. If you are subject to this Policy, and you are unsure whether certain information is considered public, you should either consult with the Compliance Officer or assume the information is nonpublic and treat it as confidential. Disclosure Unauthorized disclosure of material nonpublic information is prohibited by this Policy. Generally, this means that persons subject to this Policy may not communicate that information, or provide a “tip,” to any other person not authorized to have that information, including Family Members (as defined below in the section captioned “Application of the Policy to You”). A prohibited communication can occur in a variety of ways, and persons subject to this Policy should be particularly aware that the prohibitions apply to all of their communications,

5 including those made through social media, such as Facebook, Twitter, Instagram, Linked In, YouTube, blogs and other social media and electronic platforms. APPLICATION OF THE POLICY TO YOU Transactions by Family Members and Others This Policy applies to your family members who reside with you (including without limitation a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household, and any family members who do not live in your household but whose transactions in Company Securities are directed by you or are subject to your influence or control, such as any of these persons who consult with you before they trade in Company Securities (collectively referred to as “Family Members”). You are responsible for the transactions of these other persons. Therefore, you should make them aware of the need to confer with you before they trade in Company Securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for your own account. This Policy does not apply, however, to personal securities transactions of Family Members in which the purchase or sale decision is made by a third party who is not controlled by, influenced by or related to you or your Family Members. Transactions by Entities that You Influence or Control This Policy also applies to any entities that you influence or control, including any corporations, limited liability companies, partnerships, trusts or other business entities (collectively referred to as “Controlled Entities”). Transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account. Transactions Under Company Plans This Policy applies to some, but not all the transactions relating to Company plans and awards made under Company plans. This Policy does not apply in the case of the following transactions, except as specifically noted: Stock Option Exercises:  This Policy does not apply to the exercise of an employee stock option acquired pursuant to any of the Company’s plans or to the election to have the Company withhold shares subject to an option to satisfy tax withholding requirements.  This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of satisfying tax withholding requirements or generating the cash needed to pay the exercise price of an option.

6 Restricted Stock Awards:  This Policy does not apply to the vesting of restricted stock or the election to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock.  The Policy does apply, however, to any market sale of restricted stock, including sales of a portion of the restricted stock to satisfy tax withholding requirements (if not handled by Company withholding). Performance Share Awards:  This Policy does not apply to the payment of performance shares after they are earned or the election to have the Company withhold shares of stock to satisfy tax withholding requirements upon the earned vesting of any performance shares.  The Policy does apply, however, to any market sale of performance shares, including sales of a portion of the performance shares to satisfy tax withholding requirements (if not handled by Company withholding). Company 401(k) Plan:  This Policy does not apply to purchases of Company Securities in the Company’s 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election.  This Policy does apply, however, to certain elections you may make under the 401(k) plan, including: (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund; (c) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance; and (d) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. Company Dividend Reinvestment and Stock Purchase Plan:  This Policy does not apply to purchases of Company Securities under the Company’s Dividend Reinvestment and Stock Purchase Plan resulting from your reinvestment of dividends paid on Company Securities.  This Policy does apply, however, to voluntary purchases of Company Securities resulting from additional contributions you choose to make to the Dividend Reinvestment and Stock Purchase Plan, and to your election to participate in the plan or increase your level of participation in the plan. This Policy also applies to your sale of any Company Securities purchased pursuant to the plan. 2005 Supplemental Executive Retirement Plan, As Amended:  This Policy does not apply to regular purchases of Company Securities by the SERP Trustee resulting from your annual election to contribute money to the plan pursuant to your payroll deduction election, provided that the election to invest was properly made when not in possession of material nonpublic information and

7 otherwise in compliance with this Policy. Note that executive officers subject to Section 16 will remain responsible for transaction reporting and observing the short swing profits rule.  This Policy does apply to all elections to transfer SERP balances either into or out of Company Securities in the SERP. Other Similar Transactions. Any other purchases of Company Securities from the Company or sales of Company Securities to the Company are not subject to this Policy. Transactions Not Involving a Purchase or Sale Bona fide gifts of securities are not transactions subject to this Policy, unless the person making the gift has reason to believe that the recipient intends to sell the Company Securities while the officer, employee or director is aware of material nonpublic information, or the person making the gift is subject to the trading restrictions specified below under the heading “Additional Procedures Applicable to Directors and Officers and Other Designated Individuals” and the sales by the recipient of the Company Securities occur during a blackout period. Further, transactions in mutual funds that are invested in Company Securities are not transactions subject to this Policy. Special and Prohibited Transactions The Company has determined that if the persons subject to this Policy engage in certain types of transactions, there would be a heightened legal risk and/or the transaction could have the appearance of being improper. Therefore, it is the Company’s policy that any persons covered by this Policy (except for the Board members and Executive Officers of the Company who are subject to restrictions set forth in the Company’s separate “Anti-Hedging Policy” and/or the Company’s separate “Restrictions on Pledging Company Stock Policy”), may not engage in any of the following transactions:  Short-Term Trading. Short-term trading of Company Securities may be distracting to the person and may unduly focus the person on the Company’s short-term stock market performance instead of the Company’s long-term business objectives. For these reasons, any director or executive officer of the Company who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who purchases Company Securities in the open market may not sell any Company Securities of the same class during the six months following the purchase (or vice versa).  Short Sales. Short sales of Company Securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value and, therefore, such sales have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of Company Securities are prohibited. In addition, Section 16(c) of the Exchange Act prohibits officers and directors from engaging in short sales. (Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”)

8  Publicly-Traded Options. Given the relatively short term of publicly-traded options, transactions in options may create the appearance that a director, officer or employee is trading based on material nonpublic information and also may focus an employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy. (Option positions arising from certain types of hedging transactions are governed by the next paragraph below.)  Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit an employee to continue to own Company Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the employee may no longer have the same objectives as the Company’s other shareholders. Therefore, the Company strongly discourages you from engaging in such transactions, and any person wishing to enter into such an arrangement must first submit the proposed transaction to the Compliance Officer for approval. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.  Margin Accounts. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company Securities, employees are prohibited from holding Company Securities in a margin account.  Pledged Securities. Employees are prohibited from pledging Company Securities as collateral for a loan, unless the person wishing to pledge securities clearly demonstrates to the Compliance Officer his or her financial capacity to repay the loan without resorting to the pledged securities. A request to pledge securities must be submitted for pre-clearance to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction. (Pledges of Company Securities arising from certain types of hedging transactions are governed by the paragraph above captioned “Hedging Transactions.”)  Standing and Limit Orders. Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans, as described below) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when an employee is in possession of material nonpublic information. The Company

9 therefore discourages placing standing or limit orders on Company Securities. If an employee subject to this Policy determines that they must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with the restrictions and procedures out- lined below under the heading “Additional Procedures Applicable to Directors and Officers and Other Designated Individuals.” ADDITIONAL PROCEDURES APPLICABLE TO DIRECTORS AND OFFICERS AND OTHER DESIGNATED INDIVIDUALS The Company has established additional procedures in order to assist the Company in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while in possession of material nonpublic information, and to avoid the appearance of any impropriety. These additional procedures are applicable only to directors, officers and those individuals described below. Pre-Clearance Procedures The directors, officers and other persons designated by the Compliance Officer as being subject to these procedures, as well as the Family Members and Controlled Entities of such persons, may not engage in any transaction in Company Securities without first obtaining pre- clearance of the transaction from the Compliance Officer. A request for pre-clearance should be submitted to the Compliance Officer at least two business days in advance of the proposed transaction (or longer, in the case of hedging and pledge transactions, as described above under “Special and Prohibited Transactions”). The Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction. If a person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Company Securities, and should not inform any other person of the restriction. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company, and should describe fully those circumstances to the Compliance Officer. The requestor should also indicate whether he or she has effected any non-exempt “opposite-way” transactions within the past six months, and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5. The requestor also should be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale. Blackout Periods and Other Restrictions on Trading Quarterly Trading Restrictions. The directors, officers and other persons designated by the Compliance Officer as subject to this restriction, as well as their Family Members or Controlled Entities, may not conduct any transactions involving the Company’s Securities (other than as specified by this Policy), during a “Blackout Period” beginning at the earlier of fifteen (15) days prior to the end of each fiscal quarter or the date such persons receive the Board packet for the last regular Board meeting for the final month of the quarter (if applicable) and ending on the third business day following the date of the public release of the Company’s earnings results for that quarter. In other words, these persons may conduct transactions in Company Securities only during the “Window Period” beginning on the third business day following the public release of the

10 Company’s quarterly earnings and ending at the earlier of fifteen (15) days prior to the close of the next fiscal quarter or the date these persons receive the Board packet for the last regular Board meeting for the final month of the current quarter (if applicable). Event-Specific Trading Restriction Periods. From time to time, an event may occur that is material to the Company and is known by only a few directors, officers and/or employees. So long as the event remains material and nonpublic, the persons designated by the Compliance Officer may not trade Company Securities. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Compliance Officer, designated persons should refrain from trading in Company Securities even sooner than the typical Blackout Period described above. In that situation, the Compliance Officer may notify these persons that they should not trade in the Company’s Securities, without disclosing the reason for the restriction. The existence of an event-specific trading restriction period or extension of a Blackout Period will not be announced to the Company as a whole, and should not be communicated to any other person. Even if the Compliance Officer has not designated you as a person who should not trade due to an event-specific restriction, you should not trade while aware of material nonpublic information. Exceptions will not be granted during an event-specific trading restriction period. Exceptions. The quarterly trading restrictions and event-driven trading restrictions do not apply to those transactions to which this Policy does not apply, as described above under the headings “Transactions Under Company Plans” and “Transactions Not Involving a Purchase or Sale.” Further, the requirement for pre-clearance, the quarterly trading restrictions and event- driven trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5- 1 plans, described directly below. RULE 10B5-1 PLANS Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability under Rule 10b-5. In order to be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 plan for transactions in Company Securities that meets certain conditions specified in the Rule (a “Rule 10b5-1 Plan”). If the plan meets the requirements of Rule 10b5-1, Company Securities may be purchased or sold without regard to certain insider trading restrictions. To comply with the Policy, a Rule 10b5-1 Plan must be approved by the Compliance Officer and meet the requirements of Rule 10b5-1. In general, a Rule 10b5-1 Plan must be entered into at a time when the person entering into the plan is not aware of material nonpublic information (which generally means the person should not do it during any Blackout Period). The Company requires that the Rule 10b5-1 Plans meet the following:  The person entering into a Rule 10b5-1 Plan must execute and deliver a written certification (provided by Horizon) stating (1) that the person is not aware of material nonpublic information about the issuer or its securities and (2) that the plan was adopted or modified in good faith and not as part of a scheme to evade the prohibitions of the Securities Exchange Act.  The Rule 10b5-1 Plan must provide for a mandatory cooling-off period for officers and directors before any trading may commence under the plan after its adoption of the later of (a) 90 days following plan adoption or modification and (b) 2 business days

11 following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted or modified (but not to exceed 120 days following plan adoption or modification). A mandatory cooling-off period of 30 days applies for persons other than the officers, directors, or the Company before any adoption or modification of a trading plan.  Multiple, overlapping Rule 10b5-1 Plans are not permitted.  A single trade Rule 10b5-1 Plan may not be adopted if another single trade Rule 10b5- 1 Plan was in place in the 12 months before entering the new plan. Therefore, a person may enter into only one single-trade plan during any 12-month period.  All disclosures under Form 4 for trades made under a Rule 10b5-1 Plan must indicate on the Form 4 that the trade was made pursuant to a Plan that is intended to satisfy the affirmative defense conditions under a Rule 10b5-1 Plan. Once the plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. Any Rule 10b5-1 Plan must be submitted to the Compliance Officer for approval at least ten days prior to the entry into the Rule 10b5-1 Plan. Preplanning with the Compliance Officer is encouraged. No further pre-approval of transactions conducted pursuant to the Rule 10b5-1 Plan will be required. None of the requirements or plan terms in this Policy are exhaustive or limit the Company. The Company may require additional provisions in the plan, whether before or after the plan has been approved, or to delete or amend existing provisions. POST-TERMINATION TRANSACTIONS This Policy continues to apply to transactions in Company Securities even after termination of service to the Company. If an individual is in possession of material nonpublic information when his or her service terminates, that individual may not trade in Company Securities until that information has become public or is no longer material. The pre-clearance procedures specified under the heading “Additional Procedures Applicable to Directors and Officers and Other Designated Individuals” above, however, will cease to apply to transactions in Company Securities upon the expiration of any Blackout Period or other Company-imposed trading restrictions applicable at the time of the termination of service. COMPANY ASSISTANCE Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from [Redacted] , the Compliance Officer, who can be reached by telephone at [Redacted] or by e-mail at [Redacted]. DUTIES OF THE COMPLIANCE OFFICER The duties of the Compliance Officer include, but are not limited to, the following:  Assisting with implementation and enforcement of this Policy;  Circulating this Policy to all employees and ensuring that this Policy is amended as necessary to remain up-to-date with insider trading laws;

12  Pre-clearing all transactions requiring pre-clearance in accordance with this Policy;  Providing approval of any Rule 10b5-1 plans;  Determining additional persons subject to the Policy from time to time;  Determining event-specific trading restrictions and the persons subject to them; and  Providing a reporting system with an effective whistleblower protection mechanism. CERTIFICATION All persons subject to this Policy must certify their understanding of, and intent to comply with, this Policy, in the form attached hereto.

13 CERTIFICATION I certify that:  I have received, read and understand the Company’s Insider Trading Policy (the “Policy”). I understand that the Compliance Officer is available to answer any questions I have regarding the Policy.  I agree to be governed by such Policy at all times in connection with the purchase and sale of securities and the confidentiality of nonpublic information. Print name: Signature: Date: DMS 11084312v2